U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  January 4, 1999




                        BALTIC INTERNATIONAL USA, INC.
            (Exact name of registrant as specified in its charter)




                                     TEXAS
              (State or other jurisdiction of incorporation)




              1-12908                                         76-0336843
     (Commission File Number)                              (I.R.S. Employer
                                                          Identification No.)




              5151 San Felipe, Suite 1661, Houston, Texas  77056
         (Address of principal executive offices, including zip code)




                                (713) 961-9299
            (Registrant's telephone number, including area code)

Item 1   Changes in Control of Registrant
         Inapplicable

Item 2   Acquisition or Disposition of Assets
         On January 4, 1999, the Company sold its 8.02% interest in Air Baltic Corporation SIA ("Air Baltic") to Scandinavian Airlines System Denmark-Norway-Sweden ("SAS") for $2,144,333 under the terms of the option agreement between the Company and SAS. The Company used the proceeds to repay the $2 million note payable to a shareholder.

Item 3   Bankruptcy or Receivership
         Inapplicable

Item 4   Changes in Registrant's Certifying Accountant
         Inapplicable

Item 5   Other Events
         Inapplicable

Item 6   Resignations of Registrant's Directors
         Inapplicable

Item 7   Financial Statements and Exhibits
         (a)  Financial statements of business acquired
              Inapplicable
         (b)  Pro forma financial information
              Inapplicable
         (c)  Exhibits
              10.48 Share Purchase Agreement for sale of 8.02% interest in Air Baltic Corporation SIA

Item 8   Change in Fiscal Year
         Inapplicable

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BALTIC INTERNATIONAL USA, INC.



                                          By  /s/ David A. Grossman
                                              --------------------------------
                                              DAVID A. GROSSMAN, President and
                                                Chief Financial Officer

Dated:  January 14, 1999

EXHIBITS


Exhibit
  No.                                                                     Page

10.48  Share Purchase Agreement for sale of 8.02% interest in
         Air Baltic Corporation SIA                                         5

                           SHARE PURCHASE AGREEMENT

This Agreement (the "Agreement") is made as of 1 November 1998 between:

Baltic International USA, Inc., 1990 Post Oak Blvd., Suite 1630, Houston, TX 77056, USA, ("BIUSA"), and

Scandinavian Airlines System Denmark-Norway-Sweden ("SAS"), Frosundaviks Alle 1, Solna, S-195 87 Stockholm, Sweden.

Background

A. BIUSA, SAS, the Latvian Privatization Agency, Swedfund International AB and Investeringsfonden for Ostlandene are Participants of Air Baltic Corporation SIA, a limited liability company registered on 8 February 1995 with the Republic of Latvia Register of Enterprises, reg. no. 000324575 (the "Airline").

B. BIUSA is currently the owner of 19,180 shares in the Airline (the "BIUSA Shares") each with a par value of USD 100.

C. On 17 October 1997, the participants of the Airline made a capital contribution to the Airline, of which BIUSA's share amounted to USD 226,212 (the "BIUSA Capital Contribution").

D. The Put Option under the Option Agreement of 16 August 1996 (the "Option Agreement") between Baltic International USA, Inc. ("BIUSA") and Scandinavian Airlines System Denmark-Norway-Sweden ("SAS") as amended by Amendment No. 1 to Option Agreement of 25 October 1996 and Amendment No. 2 to Option Agreement of 23 October 1997 (the "Option Agreement"), was exercised by notice from BIUSA dated 30 October 1998.

E. In accordance with the Option Agreement, SAS accordingly wishes to buy and BIUSA wishes to sell the BIUSA Shares.

F. The parties therefore agree as follows (unless specified, all capitalized terms used herein have the meaning defined in the Joint Venture Agreement):

1.   Sale and Purchase

1.1 BIUSA hereby sells to SAS, and SAS hereby buys from BIUSA the BIUSA Shares for a total purchase price of USD 2,144,333.

1.2 BIUSA furthermore assigns the BIUSA Capital Contribution to SAS at no charge.

2.   Payment of Purchase Price

     SAS shall pay the purchase price to BIUSA at Closing by wire transfer to Svenska Handelsbanken Luxembourg Branch, Swift Code HANDLULB, Cover through Harris Bank International Corporation, New York (Swift Code HATRUS33), favour: Oresa Ventures N.V., Account no. 40116-010.

3.   Closing

     Closing shall take place as soon as practicable following registration of the transfer of the shares in the Latvian Register of Enterprises. At Closing, SAS shall transfer the purchase price as set forth in Section 2 hereof.

4.   The Joint Venture Agreement; Option Agreement

4.1 Following the transfer of the BIUSA Shares, SAS and BIUSA shall procure that the Joint Venture Agreement be amended to terminate with respect to BIUSA and to delete all references to BIUSA therein.

4.2 Upon the transfer of the BIUSA Shares, the Option Agreement shall terminate.

5.   Governing Law

     The construction, validity and performance of this Agreement shall be governed by Swedish law.

6.   Dispute Resolution

     Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitration tribunal shall consist of three arbitrators to be selected in accordance with such Rules. The place of arbitration shall be Stockholm, Sweden. The language of the Arbitration shall be English.

This Agreement has been executed in three copies of which the Parties and Air Baltic have taken one each.

BALTIC INTERNATIONAL USA, INC.                    SCANDINAVIAN AIRLINES SYSTEM
                                                      Denmark-Norway-Sweden

By:  /s/ Robert L. Knauss                         By:  /s/ Lars Lindgren
     -----------------------                           -----------------------
Its:  Chairman and Chief Executive Officer        Its:  Vice President SAS
                                                          International